UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 13, 2023

Mondee Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39943	88-3292448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10800 Pecan Park Blvd Suite 315 Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)
(650) 646-3320
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MOND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On October 13, 2023, Mondee Holdings, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, on the one hand, and TCW Asset Management Company, a Delaware limited liability company (the “Administrative Agent”), Wingspire Capital LLC, a Delaware limited liability company (“Wingspire”), and the lenders from time to time (the “Lenders”) party to the Financing Agreement (as defined herein), on the other hand, entered into that certain Amendment No. 11 (the “Amendment”) to that certain financing agreement, dated as of December 23, 2019, with (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Financing Agreement”).

The Amendment (i) sets forth the terms and conditions and provides consent to the Company’s acquisitions of (a) Interep Representacoes Viagens E Turismo S.A. (“Interep”) pursuant to that certain Share Purchase and Sale Agreement by and among the Company, Mondee Brazil, LLC, Interep and the other parties thereto dated as of May 12, 2023, as previously disclosed on the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on May 16, 2023, (b) Consolid México, S.A. de C.V., (“Consolid”) and certain other affiliates pursuant to that certain Stock Purchase Agreement by and among the Company, Mondee, Inc., Mondee Acquisition Company, Inc., and the other parties thereto dated as of May 12, 2023, as previously disclosed on the Company's Current Report on Form 8-K filed with the SEC on May 16, 2023 and (c) Skypass Travel Inc. (“Skypass”) and certain other affiliates pursuant to that certain Stock Purchase Agreement by and among the Company, Mondee, Inc., Mondee Acquisition Company, Inc., and the other parties thereto dated as of August 12, 2023, as previously disclosed on the Company's Current Report on Form 8-K filed with the SEC on August 17, 2023; (ii) requires that Company pledge 100% of the equity interests of Interep, Consolid, Skypass, and certain other subsidiaries, as set forth in the Amendment; (iii) specifies that certain leverage ratios, minimum unadjusted EBITDA and fixed charge coverage ratio covenants shall not be measured through the term of the Financing Agreement; (iv) sets forth certain qualified cash requirements; (v) adds as an event of default the failure of the Company to achieve certain refinancing milestones; (vi) provides that the revolving credit commitment shall be uncommitted and discretionary in nature; and (vii) provides for the payment of certain fees.
The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference, and by reference to the Financing Agreement, a copy of which was filed as an exhibit 10.43 to the Company’s Registration Statement on Form S-4 with the Securities and Exchange Commission on March 21, 2022 (File No. 333-263727) and incorporated by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
The disclosure set forth above under Item 1.01 with respect to the Amendment is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1†
Financing Agreement, by and between Mondee Holdings, LLC and the “Borrowers,” the “Guarantors,” the “Lenders” and TCW Asset Management Company LLC, dated as of December 23, 2019, as amended. (Incorporated by reference to Exhibit 10.43 filed with the Company’s Form S-4/A on June 13, 2022)

10.2†	Amendment No. 11 to the Financing Agreement, dated October 13, 2023.
104	Cover Page Interactive Data File

†	Certain confidential information (indicated by brackets and asterisks) has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDEE HOLDINGS, INC.

Dated: October 17, 2023

	By:	/s/ Jesus Portillo
Name: Jesus Portillo Title: Chief Financial Officer